U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2007

Venture Lending & Leasing V, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	814-00731	14-1974295
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2010 North First Street, Suite 310, San Jose, CA 95131

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (408) 436-8577

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

See discussion under Item 2.03 below.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 10, 2007, Venture Lending & Leasing V, Inc. (the “Fund”) entered into agreements with J.P. Morgan Chase Bank, N.A. and Deutsche Bank, AG New York Branch that established a debt facility to provide the Fund up to $125 million of financing.   Borrowings by the Fund will be collateralized by receivables from loans advanced by the Fund in its ordinary course of business as well as other assets of the Fund.  The Fund will pay interest on its borrowings based on the secured facility’s cost of issuing commercial paper obligations plus a fee on the used portion of the facility as well as fees based on the unused portion of the facility.  The facility will terminate in May 2012, but can be accelerated under an event of default such as failure by the Fund to make timely interest or principal payments.  There have yet to be any draws against this direct financial obligation of the Fund.

Item 9.01  Financial Statements and Exhibits

Exhibit Number

Description

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None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

VENTURE LENDING & LEASING V, INC.

(Registrant)

By:

/S/ Ronald W. Swenson

By:

/S/ Martin D. Eng

Ronald W. Swenson

Martin D. Eng

Chief Executive Officer

Chief Financial Officer

Date:

August 14, 2007

Date:

August 14, 2007